UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

April 22, 2015 (April 21, 2015)

Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2015, National Oilwell Varco, Inc. (the “Company”) issued a press release announcing the resignation of Jeremy D. Thigpen, its Senior Vice President and Chief Financial Officer, with effect from April 21, 2015, in order to become Chief Executive Officer of Transocean Ltd. Additionally, effective April 21, 2015, Mr. Scott K. Duff, the Company’s current Vice President, Corporate Controller and Chief Accounting Officer, has been selected to serve as the Company’s Interim Chief Financial Officer until a permanent replacement is named. Mr. Duff will continue to serve as Vice President, Corporate Controller and Chief Accounting Officer during this interim period.

The full text of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is provided as part of the information furnished under Item 5.02 of this Current Report:

99.1	National Oilwell Varco, Inc. press release dated April 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2015	NATIONAL OILWELL VARCO, INC.

/s/ Brigitte Hunt
Brigitte Hunt
Vice President

Index to Exhibits

99.1	National Oilwell Varco, Inc. press release dated April 21, 2015